Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated August 14, 2026 relating to the Class A common shares, par value US$0.00005 per share, of Vinci Compass Investments Ltd. shall be filed on behalf of the undersigned.

SAMLYN CAPITAL, LLC

By:	Samlyn, LP, its sole member

By:	Samlyn GP, LLC, its general partner

By:	/s/ Robert Pohly
Name: Robert Pohly
Title: Managing Member

SAMLYN, LP

By:	Samlyn GP, LLC, its general partner

By:	/s/ Robert Pohly
Name: Robert Pohly
Title: Managing Member

ROBERT POHLY

By:	/s/ Robert Pohly